Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Reports Third Quarter 2018 Financial Results and Corporate Highlights

CARLSBAD, Calif., November 8, 2018 – Alphatec Holdings, Inc. (“ATEC,” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions with a mission to improve patient lives through the relentless pursuit of superior outcomes, today reported financial results for the third quarter ended September 30, 2018 and corporate highlights.

Third Quarter 2018 Financial Highlights

•	Total net revenue of $23.0 million; U.S. commercial revenue of $21.0 million, up 3% compared to the second quarter of 2018
•	U.S. commercial gross margin of 70.1%
•	Cash and cash equivalents of $35.1 million at September 30, 2018
•	Operating cash burn (excluding debt service and transaction-related costs) of $6.4 million

Organizational, Commercial and Product Highlights

•

Completed a $35 million debt financing and retired the Company’s $29.2 million term loan with Globus Medical, which will reduce debt service costs by approximately $27 million over the next three years

•

Obtained 510(k) clearance for the OsseoScrew® System, the first-of-its-kind, expandable pedicle screw system, intended to restore the integrity of the spinal column in patients with advanced stage tumors involving the thoracic and lumbar spine

•	Continued transition of the sales organization and increased contribution from dedicated agents to 63% of U.S. commercial revenue
•

Made three key additions to the ATEC leadership team: Mark Ojeda, Executive Vice President of Cervical & Biologics, and Darrell Wilson and Mason Zabel, Territory Development Managers for the Central United States, who collectively bring decades of spine industry success to ATEC

“I am exceptionally proud of our accomplishments in the third quarter,” said Pat Miles, Chairman and Chief Executive Officer of ATEC. “We achieved another quarter of sequential growth in U.S. commercial revenue, in what is traditionally a seasonally challenging quarter for spine. We also experienced year-over-year revenue growth in our U.S. commercial business for the first time since we began the process of reducing non-strategic distributor relationships in early 2017. We are building a motivated and focused sales force while bringing clinical distinction to our portfolio in order to accelerate new surgeon adoption. The surgeons and sales representatives who now are partnering with us recognize that change is coming and believe wholeheartedly in the ability of this team to bring profound innovation to a market that needs it.”

Comparison of Financial Results for the Third Quarter 2018 to Second Quarter 2018

The following table compares key third quarter 2018 results to second quarter 2018 results.

	Three Months Ended		Change
	September 30, 2018	June 30, 2018	$	%
	(unaudited)	(unaudited)

U.S. commercial revenue	$20,996	$20,409	$587	3%
U.S. gross profit	14,709	14,178	531	4%
U.S. gross margin	70.1%	69.5%

Operating Expenses
Research and development	$3,157	$2,009	$1,148	57%
Sales and marketing	10,956	10,673	283	3%
General and administrative	7,914	7,815	99	1%
Amortization of intangible assets	187	187	-	0%
Transaction-related expenses	66	(62)	128	(206%)
Restructuring	167	193	(26)	(13%)
Total operating expenses	$22,447	$20,815	$1,632	8%

Operating loss	$(7,533)	$(6,545)	$(988)	15%

Interest and other expense	$(1,754)	$(1,784)	$30	(2%)

Loss from continuing operations	$(9,313)	$(7,064)	$(2,249)	32%

Non-GAAP Adjusted EBITDA	$(3,401)	$(3,577)	$176	(5%)

U.S. commercial revenue for the third quarter of 2018 was $21.0 million, compared to $20.4 million in the second quarter of 2018. Revenue growth generated by the expansion of the dedicated sales channel, coupled with new surgeon adoption, offset the revenue losses associated with the intentional reduction of non-strategic distributor relationships.

U.S. gross profit and gross margin for the third quarter of 2018 were $14.7 million and 70.1%, respectively, compared to $14.2 million and 69.5% for the second quarter of 2018. U.S. gross margin stabilized as the Company continued to reduce product costs and optimize its supply chain.

Total operating expenses for the third quarter of 2018 were $22.4 million, compared to $20.8 million in the second quarter of 2018. On a non-GAAP basis (excluding stock-based compensation, the SafeOp contingent consideration fair-value adjustment, restructuring charges, and transaction-related expenses), total operating expenses in the third quarter increased to $20.0 million, compared to $19.4 million in the second quarter of 2018. The increase in total operating expenses is primarily the result of growth-related investments into research and development and sales.

GAAP loss from continuing operations for the third quarter of 2018 was $9.3 million, compared to a loss of $7.1 million for the second quarter of 2018. The increased loss is primarily the result of higher operating expenses attributable to growth-related investments into research and development, the SafeOp contingent consideration fair-value adjustment, and an increase in stock-based compensation expense.

Non-GAAP Adjusted EBITDA for the third quarter of 2018 was $(3.4) million, compared to $(3.6) million in the second quarter of 2018. For more detailed information, please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures,” that follows.

Current and long-term debt includes $29.2 million in term debt and $9.5 million outstanding under the Company’s revolving credit facility at September 30, 2018. This compares to $30.6 million in term debt and $8.2 million outstanding under the Company’s revolving credit facility at June 30, 2018.

Cash and cash equivalents were $35.1 million at September 30, 2018, compared to $44.9 million at June 30, 2018.

Comparison of Financial Results for the Three and Nine Months Ended September 30, 2018 and 2017

On a year-over-year basis, revenue has been impacted by the ongoing transition of the Company’s distribution channel to more dedicated, scalable partners and the discontinuation of non-strategic distributor relationships. The effectiveness of the dedicated sales channel, coupled with new surgeon adoption, is beginning to offset revenue losses associated with the transition. The year-over-year increase in operating expenses is attributable to litigation support costs, transaction-related expenses associated with the Company’s acquisition of SafeOp Surgical, Inc., and increased investment in product development initiatives as the Company expands its product pipeline. For additional information, please reference the financial statement tables that follow and the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or before November 9, 2018.

2018 Financial Outlook

With improved clarity into how the remainder of the year will progress, ATEC now expects total revenue for 2018 in the range of $92 to $95 million, compared to the Company’s previous revenue guidance of approximately $95 million. This guidance reflects anticipated fourth quarter domestic revenue growth of more than 10%, on both a sequential and year-over-year basis.

Refinanced Debt Facility

On November 6, 2018, ATEC closed $35 million in senior secured debt financing from Squadron Medical Finance Solutions, a provider of debt financing to growing companies in the orthopedic industry. Net proceeds of approximately $33.8 million, after estimated expenses, were used to retire the Company’s existing $29.2 million term debt. The remainder of the proceeds will be used for general corporate purposes.

The debt has a five-year maturity and bears interest at LIBOR plus 8% (currently 10.3%) per year. Interest-only payments are due monthly through May 2021, followed by $10 million in principal payable in 29 equal monthly installments beginning June 2021, and a $25 million lump-sum payment at maturity in November 2023.

This new term loan reduces the Company’s cost of debt capital by approximately 5% and extends amortization by an additional 30 months over the prior term loan. The new term loan decreases debt service cash requirements by nearly $27 million over the next three years, significantly enhancing the Company’s flexibility during a critical time for growth-related investments.

In connection with the financing, ATEC issued warrants to Squadron to purchase 845,000 shares of common stock at an exercise price of $3.15 per share. The warrants have a seven-year term and are exercisable immediately.

Investor Conference Call

ATEC will hold a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss its third quarter 2018 results. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. The conference ID number is 8275528. A live webcast of the conference call will also be available online from the Investor Relations page of the Company's corporate website at www.atecspine.com.

A replay of the webcast will remain available on the Company’s website until November 8, 2019. In addition, a telephonic replay of the call will be available until November 15, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 8275528.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company that designs, develops, and markets technology for the treatment of spinal disorders associated with disease and degeneration, congenital deformities, and trauma. The Company's mission is to improve lives by providing innovative spine surgery solutions through the relentless pursuit of superior outcomes. The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.atecspine.com.

About Squadron Medical Finance Solutions, LLC, a division of Squadron Capital

Squadron Capital seeks to acquire and invest in operating companies located both in the US and abroad. The Company’s mission is long-term investment (multi-generational) and assistance to the portfolio companies’ leadership teams in the execution of their business plans. Squadron Medical Finance Solutions assists orthopedic OEMs in achieving their business objectives by offering financing of surgical instruments and implant sets, or by providing debt financing to support the broader capital requirements of growing companies.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures such as Adjusted EBITDA. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss), excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as sale of assets, settlement gains, impairments, restructuring expenses, severance expenses, fair market value adjustments, and transaction-related expenses. The Company believes that non-GAAP Adjusted EBITDA provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. For completeness, management uses non-GAAP Adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s strategy in significantly repositioning the ATEC brand and turning the Company into a growth organization. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; uncertainties associated with the anticipated cash savings from the Squadron debt financing over the next three years; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the OrthoTec LLC settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen

Investor Relations

ir@atecspine.com

Company Contact:

Jeff Black

EVP, and Chief Financial Officer

ir@atecpsine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018		2017	2018	2017

Revenues	$23,002		$23,099	$66,351	$75,456
Cost of revenues	8,088		8,587	23,597	28,417
Gross profit	14,914		14,512	42,754	47,039

Operating expenses:
Research and development	3,157		1,044	6,952	3,483
Sales and marketing	10,956		10,015	31,689	31,416
General and administrative	7,914		4,403	22,171	15,977
Amortization of intangible assets	187		172	551	516
Transaction-related expenses	66		-	1,546	-
Gain on settlement	-		-	(6,168)	-
Restructuring expenses	167		139	758	1,898
Gain on sale of assets	-		-	-	(856)
Total operating expenses	22,447		15,773	57,499	52,434
Operating loss	(7,533)		(1,261)	(14,745)	(5,395)
Other income (expense):
Interest expense, net	(1,748)		(1,807)	(5,164)	(5,669)
Other income, net	(6)		(15)	(19)	(8)
Total other expense, net	(1,754)		(1,822)	(5,183)	(5,677)
Loss from continuing operations before taxes	(9,287)		(3,083)	(19,928)	(11,072)
Income tax (benefit) provision	26		(7)	(1,697)	57
Loss from continuing operations	(9,313)		(3,076)	(18,231)	(11,129)
Loss from discontinued operations	(42)		(61)	(116)	(220)
Net loss	$(9,355)		$(3,137)	$(18,347)	$(11,349)

Net loss per share, basic and diluted:
Continuing operations	$(0.22)		$(0.22)	$(0.56)	$(0.98)
Discontinued operations	(0.00)		(0.01)	(0.00)	(0.02)
Net loss per share, basic and diluted	$(0.22)		$(0.23)	$(0.56)	$(1.00)
Shares used in calculating basic and diluted net loss per share
Shares used in calculating basic and diluted net loss per share	42,497		13,938	32,658	11,349

Stock-based compensation included in:
Cost of revenue	18	#	13	51	27
Research and development	179	#	(52)	192	239
Sales and marketing	223	#	134	527	358
General and administrative	1,255	#	355	2,672	1,045
	$1,675	#	$450	$3,442	$1,669

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,111	$22,466
Accounts receivable, net	12,204	14,822
Inventories, net	28,988	27,292
Prepaid expenses and other current assets	1,530	1,767
Current assets of discontinued operations	246	131
Total current assets	78,079	66,478

Property and equipment, net	12,295	12,670
Goodwill	14,469	-
Intangibles, net	26,345	5,248
Other assets	223	208
Noncurrent assets of discontinued operations	54	56
Total assets	$131,465	$84,660

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,642	$3,878
Accrued expenses	20,897	22,246
Current portion of long-term debt	6,186	3,306
Current liabilities of discontinued operations	419	312
Total current liabilities	33,144	29,742

Total long term liabilities	50,505	57,973
Redeemable preferred stock	23,603	23,603
Stockholders' equity	24,213	(26,658)
Total liabilities and stockholders' deficit	$131,465	$84,660

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands - unaudited)

	Three Months Ended	Three Months Ended		Nine Months Ended
	June 30,	September 30,		September 30,
	2018	2018	2017	2018	2017

Operating expenses	20,815	22,447	15,773	57,499	52,434
Adjustments:
Stock-based compensation	(1,137)	(1,657)	(437)	(3,391)	(1,642)
Contingent consideration fair value adjustment	(100)	(546)	-	(646)	-
Restructuring	(193)	(167)	(139)	(758)	(1,898)
Transaction-related expenses	62	(66)	-	(1,546)	-
Gain on settlement	-	-	-	6,168	-
Gain on sale of assets	-	-	-	-	856
Non-GAAP operating expenses	$19,447	$20,011	$15,197	$57,326	$49,750

	Three Months Ended	Three Months Ended		Nine Months Ended
	June 30,	September 30,		September 30,
	2018	2018	2017	2018	2017

Operating loss, as reported	$(6,545)	$(7,533)	$(1,261)	$(14,745)	$(5,395)
Add back:
Depreciation	1,457	1,491	1,564	4,454	4,834
Amortization of intangible assets	132	187	234	612	702
Total EBITDA	(4,956)	(5,855)	537	(9,679)	141

Add back significant items:
Stock-based compensation	1,148	1,675	450	3,442	1,669
Contingent consideration fair value adjustment	100	546	-	646	-
Restructuring	193	167	139	758	1,898
Transaction-related expenses	(62)	66	-	1,546	-
Gain on settlement	-	-	-	(6,168)	-
Gain on sale of assets	-	-	-	-	(856)

Adjusted EBITDA	$(3,577)	$(3,401)	$1,126	$(9,455)	$2,852

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues by source
U.S. commercial revenue	$20,996	$20,662	$60,606	$65,976
Other	2,006	2,437	5,745	9,480
Total revenues	$23,002	$23,099	$66,351	$75,456

Gross profit by source
U.S.	$14,709	$14,280	$42,319	$46,069
Other	205	232	435	970
Total gross profit	$14,914	$14,512	$42,754	$47,039

Gross profit margin by source
U.S.	70.1%	69.1%	69.8%	69.8%
Other	10.2%	9.5%	7.6%	10.2%
Total gross profit margin	64.8%	62.8%	64.4%	62.3%